UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

THERMA-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26911	94-3000561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)

(510) 668-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 1.01 Entry into a Material Definitive Agreement

On May 20, 2005, Therma-Wave, Inc. entered into a severance agreement with James Mitchener, our former Senior Vice President, Integrated Products and Business Planning, in connection with his departure from the company. The severance agreement was amended by letter agreement on May 20, 2005, in order to, among other things, modify the consideration provided to Mr. Mitchener under the agreement. The severance agreement, as amended, provides for a lump-sum severance payment of $100,000.00 (less applicable payroll withholding taxes) and up to 9 months of health care coverage. The severance agreement, as amended, also provides for a general release of claims by Mr. Mitchener and other terms and conditions customary for agreements of this nature. The severance agreement, as amended, will be effective on May 28, 2005, and may be revoked by Mr. Mitchener prior to that date. A copy of the severance agreement is attached hereto as Exhibit 10.1. A copy of the letter agreement amending the severance agreement is attached hereto as Exhibit 10.2.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit
No.	Description
10.1	Severance Agreement and Release between Therma-Wave, Inc. and James Mitchener dated May 20, 2005

10.2	Amendment to Severance Agreement and Release between Therma-Wave, Inc. and James Mitchener dated May 20, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.

/s/ L. Ray Christie

Date: May 26, 2005	Name: L. Ray Christie
Title: Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Severance Agreement and Release between Therma-Wave, Inc. and James Mitchener dated May 20, 2005

10.2	Amendment to Severance Agreement and Release between Therma-Wave, Inc. and James Mitchener dated May 20, 2005